UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 3.02 Unregistered Sales of Equity Securities

On July 22, 2024, Nightfood Holdings, Inc. (the “Company”) and Fourth Man, LLC (“Noteholder”) entered into a letter agreement to amend that certain promissory note in the principal amount of $65,000 issued on June 29, 2023, as amended February 1, 2024 (“Note”) and that certain promissory note in the principal amount of $60,000 issued on August 28, 2023, as amended February 1, 2024 (“Subsequent Note”, together with the Note, the “Notes”) issued by the Company to the Noteholder, effective as of July 23, 2024.

During the period beginning on July 23, 2024, and continuing through the new maturity date of January 23, 2025, the amendment removed the right to the adjustment to the conversion price of the Notes to the price per share specified in Section 3.21 of the Notes. In exchange for the amendments under the letter agreement, the Company agreed to increase the total outstanding principal and accrued interest of the Notes and to issue 1,667 shares of Series D Preferred Stock of the Company to the Noteholder.

The forgoing is a brief description of the letter agreement and is qualified in its entirety by reference to the full text of the letter agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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